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                                                                  EXHIBIT 23.02

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 1997, except for the last paragraph of Note 5 and Note 9, as to which the date is May 12, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-27323) and related Prospectus of At Home Corporation for the registration of 8,000,000 shares of its Series A common stock.

                                                         Ernst & Young LLP

San Jose, California

June 19, 1997